Exhibit 4.7

Execution Version
First Amendment to Warrant Certificate

This First Amendment to Warrant Certificate, dated as of December 23, 2024 (this “Amendment”), is entered into by and among TRINITY BIOTECH PLC, a public limited company organized and existing under the laws of Ireland (the “Company”) and PERCEPTIVE CREDIT HOLDINGS III, LP, a Delaware limited partnership (the “Holder”).

Recitals

WHEREAS, the Company issued to the Holder that certain Warrant To Purchase American Depositary Shares represented by American Depositary Receipts, dated as of January 30, 2024, as amended by this Amendment, (the “Warrant”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Warrant.

WHEREAS, in connection with that certain Third Amended and Restated Credit Agreement and Guaranty, dated as of December 23, 2024 (the “Credit Agreement”), by and among TRINITY BIOTECH, INC., a Delaware corporation (“U.S. Holdings”) and the other borrowers party thereto, the Guarantors party thereto, the Lenders party thereto, and PERCEPTIVE CREDIT HOLDINGS III, LP as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), the Company and the Holder have agreed to amend certain provisions of the Warrant.

WHEREAS, the Company and the Holder are willing to make such amendments to the Warrant as are further described herein, in accordance with and subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1	Amendment to Warrant. Concurrently with the effectiveness of the Credit Agreement (the “Third Amendment Restatement Date”):

1.1	Section 2(b) of the Warrant is hereby amended to state in its entirety to read as follows:

“Exercise Price. The exercise price per ADS under this Warrant shall be $0.8000, subject to adjustment hereunder (the “Exercise Price”).”

2
Covenants. If the Company determines that the terms of this Amendment require an amendment to the currently-effective Resale Registration Statement governing the Registrable Securities issuable upon exercise of the Warrant to reflect the revised Exercise Price set forth in this Amendment (such amendment, an “F-3 Amendment”), then no later than April 30, 2025, the Company shall prepare and file or shall cause to be prepared and filed with the Commission such F-3 Amendment. The F-3 Amendment (if any) shall be in form and substance reasonably acceptable to the Holder, and the Company shall use its reasonable best efforts to cause such F-3 Amendment to be declared effective as soon as possible after filing. For the avoidance of doubt, the provisions of Section 13.03(b) of the Credit Agreement shall apply to any Claims or Losses suffered by an Indemnified Party (each as defined in the Credit Agreement) arising from or relating to any misstatement or omission contained in the Resale Registration Statement, the F-3 Amendment, and any prospectus contained in such Resale Registration Statement, any further amendment or supplement thereto, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company or any state securities (or Blue Sky) law, rule or regulation and relating to action or inaction required of the Company in connection with any such registration.

3
Effect of Amendment. On and after the date hereof, each reference in the Warrant to “this Warrant”, “hereunder”, “hereof”, “herein” or words of like import referring to the Warrant, shall mean and be a reference to the Warrant after giving effect to this Amendment. Except as specifically set forth in this Amendment, the Warrant remains in full force and effect and is hereby ratified and confirmed.

4
Governing Law. This Amendment, and all questions concerning the construction, validity, enforcement and interpretation of the Amendment, shall be governed by and construed and enforced in accordance with the internal laws of the State of New York.

5
Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile, DocuSign or a scanned copy by electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.

6	Binding Effect. This Amendment will be binding upon and inure to the benefit of and is enforceable by the respective successors and permitted assigns of the parties hereto.

7
Incorporation By Reference. The provisions set forth in Sections 6(h) (Submission to Jurisdiction), 6(i) (Waiver of Venue, Etc.), and 6(j) (Waiver of Jury Trial) of the Warrant shall apply to this Amendment in all respects.

[Remainder of page intentionally left blank; signatures on following pages]

2

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its officer thereunto duly authorized as a Deed on the date first above indicated.

SIGNED AND DELIVERED for on behalf of and as the deed of TRINITY BIOTECH PLC by its lawfully appointed attorney John Gillard in the presence of:

/s/ Louise Tallon
Signature of Witness Louise Tallon
Name of Witness
Address of Witness CFO
Occupation of Witness /s/ John Gillard
Signature of Attorney John Gillard
Prine Name of Attorney

Address for Notices:

Trinity Biotech plc
IDA Business Park,
Bray, Co. Wicklow, Ireland
A98 H5C8
Attention: John Gillard, CEO
Telephone: +353 1 276 9800
Email: Lennotice@trinitybiotech.com

With a copy to (which shall not constitute notice):

Carter Ledyard & Milburn LLP
28 Liberty Street, New York, NY 10005
Attention: Steven J. Glusband, Esq.
Email: glusband@clm.com

[Signature Page to Warrant Amendment]

Accepted and Agreed,

Perceptive Credit Holdings III, LP

By:  Perceptive Credit Opportunities GP, LLC, its general partner

By:	/s/Sandeep Dixit
Name: Sandeep Dixit Title: Chief Credit Officer

By:	/s/ Sam Chawla
Name: Sam Chawla Title: Portfolio Manager

Address for Notices:

c/o Perceptive Advisors LLC
51 Astor Place, 10th Floor
New York, NY 10003
Attn: Sandeep Dixit
Email: Sandeep@perceptivelife.com
PCOFReporting@perceptivelife.com

with a copy to (which shall not constitute notice):

Chapman and Cutler LLP
1270 Avenue of the Americas
30th Floor
New York, New York 10020-1708
Attention: Nicholas Whitney
E-mail: Whitney@chapman.com

[Signature Page to Warrant Amendment]